Exhibit 10.1

GARAN, INCORPORATED
350 Fifth Avenue
New York, New York  10118

		May 1, 2001

Mr. Seymour Lichtenstein
791 Park Avenue
New York, New York 10021
Dear Seymour:
	We are writing to amend and restate, effective as of May 1, 2001, the agreement between you and Garan, Incorporated ("Garan") with respect to your (i) continuing employment by Garan and (ii) retention by Garan as a consultant originally entered into as of October l, 1986, and subsequently amended and/or restated (the agreement as now again amended and restated,
"Employment and Consulting Agreement"). We have agreed that:
		l.	Position, Duties, and Period of Employment.
			1.l.	Position.
			Garan hereby continues to employ you, and you agree to
accept continued employment, as Chairman and Chief Executive Officer.
			1.2.	Duties.
				During the period of your employment under this
Employment and Consulting Agreement, except for vacations, holidays, and personal days, as each is authorized by and consistent with the practices of Garan, and absences due to psychological, emotional, or physical reasons, you shall devote your full business time, skill, and energy to the business and affairs of Garan, and you shall use your best efforts to promote the best interests of Garan.
			1.3.	Period of Employment.
			Your employment under this Employment and Consulting
Agreement shall be for a term ("Employment Term") ending September 30, 2003
("Term End").
		2.	Base Compensation, Annual Bonus, and Executive Employee
Benefits.
			2.1.	Base Compensation and Annual Bonus.
			During the Employment Term, Garan shall pay to you base
compensation ("Base Compensation") in each 12 month period commencing
October 1 and ending September 30 ("Fiscal Year") as determined from time to time by the Board of Directors of Garan ("Board"), but for the Fiscal
Year ending September 30, 2001, including the period October 1, 2000 to
April 30, 2001, and for each Fiscal Year thereafter, such amount shall be not less than $550,000.  [References to Base Compensation in this
Employment and Consulting Agreement shall not give effect to any salary reduction agreement.]  In addition to payment of Base Compensation, the
Board may determine, but is not obligated to, that Garan pay to you an annual bonus for a Fiscal Year ("Annual Bonus"), provided that an Annual
Bonus may be payable to you as otherwise provided in this Employment
Agreement.
			2.2.	Executive Employee Benefits.
				During the Employment Term, Garan shall provide you
with employee benefits determined from time to time by the Board, which employee benefits shall be at least as favorable as those provided to other senior executives of Garan, and Garan shall maintain a life insurance policy on your life payable to your designated beneficiary or beneficiaries in the principal amount of not less than $1,000,000.
		3.	Termination of Employment.
				3.1.a.	Voluntary Termination After a Change of
Control Event.
					If a Change of Control Event, as such term is
defined in Annex I to this Employment and Consulting Agreement, occurs at any time during the Employment Term, within 6 months after such Change of
Control Event you may give notice to Garan terminating your employment pursuant to this Section 3.1.a.  Such termination of employment shall be effective on a date set by you but not later than 30 days after you give notice of termination to Garan.  In the event of such voluntary ter-
mination, Garan will pay to you severance equal to 2.99 times the average of the 3 highest of your combined Base Compensation and Annual Bonus determined by the Board in accordance with Section 2.1 for the 5 full
Fiscal Years ending with the Fiscal Year preceding the Fiscal Year in which the Change of Control Event occurs.  Such severance shall be paid to you not later than the next business day after the last day you render services as an employee under this Employment and Consulting Agreement. In addition to the amounts paid to you as severance in the event of your termination of employment after a Change of Control Event as provided in this Section
3.1.a, Garan shall pay to you at the same time (i) a fractional part of your last Annual Bonus determined by the Board in accordance with Section
2.1 prior to your termination of employment, equal to the number of months after the Fiscal Year for which such Annual Bonus was determined to and including the month of termination divided 12, and (ii) any unpaid Annual
Bonus determined by the Board in accordance with Section 2.1 prior to your termination of employment. It is expressly agreed that this Section 3.1.a shall not apply if the Change of Control Event is a result of a completed
"management buyout" of Garan in which you participate as an equity investor.
			3.1.b.	If all or a portion of any payments under
this Employment Agreement, or under any other agreement with or plan of
Garan qualify as "excess parachute payments" under Section 280G of the
Internal Revenue Code of 1986, as the same is and may be amended from time to time ("Code"), and are thereby subject to the excise tax described in
Code Section 4999, Garan shall pay to you an additional "Gross-Up Payment."
This Gross-Up Payment shall be an amount equal to your excise tax liability under Code Section 4999 (including excise tax liability with respect to the
Gross-Up Payment), plus an additional amount to cover your Federal, state, and local income and employment taxes on the Gross-Up Payment.  The Gross-
Up Payment described in this Section 3.1.b shall be paid as soon as practicable following your termination of employment, but not later than 30 days following such termination of employment.  If the Internal Revenue
Service subsequently determines that your excise tax liability is greater than the amount of excise tax used by Garan in computing your Gross-Up
Payment, Garan shall promptly make an additional payment to you equal to the  amount necessary to make you whole on an after-tax basis, including the total amount of any underpaid excise tax, any related income or employment tax, and any related interest and/or penalties due to the
Internal Revenue Service and/or other taxing authorities.
		3.2.	Termination by Garan Other Than for Cause.  If Garan
for any reason other than for Cause as defined in Annex I to this
Employment and Consulting Agreement terminates your employment prior to
October 1, 2003:
			3.2.a.	Garan shall pay to you (i) any earned but
unpaid Base Compensation and executive employee benefits provided pursuant to Section 2.2 as of the effective date of termination, within 5 business days of such date and (ii) in the event that Garan pays a bonus to any senior executive with respect to the Fiscal Year during which the effective date of such termination occurs, a fractional part of your last Annual
Bonus determined by the Board in accordance with Section 2.1, equal to the number of months in the Fiscal Year in which such termination occurred, to and including the month in which the effective date of termination occurs divided by 12, payable at the same time any bonus is paid to any senior executive.
			3.2.b.	Garan shall pay to you an amount equal to (i)
the greater of (x) 2 times your Base Compensation plus 2 times your Annual
Bonus as each was last determined by the Board in accordance with Section
2.1 prior to the date of such termination and (y) 3 times your Base
Compensation as last determined by the Board in accordance with Section 2.1 prior to the date of such termination and (ii) 3 times your Annual
Consulting Payment as determined by the Board in accordance with Section
4.2 (assuming the Consulting Term commenced on the date of termination and you are receiving at least the minimum Annual Consulting Payment).  Such amount shall be payable in cash, one-half within 5 business days of the effective date of termination or last day of the Employment Term and the balance, without interest, on the first anniversary of the initial payment.
			3.2.c.	Garan shall continue to provide you with
executive employee benefits pursuant to Section 2.2, or alternatively, shall provide you with life insurance, medical reimbursement, disability, and accidental death and dismemberment benefit coverage at levels no less favorable than those in effect for you pursuant to Section 2.2 on the date of such termination if such executive employee benefits were being provided to you by Garan immediately prior to such termination, for a period equal to the sooner of (i) 2 years following the date of termination of your employment or September 30, 2003, whichever comes later, or (ii) until another employer provides you with benefits substantially comparable to the benefits provided pursuant to this Section 3.2.c.
			3.3.	Termination by Garan for Cause.
			Garan shall have the right to terminate your employment
under this Employment and Consulting Agreement at any time upon a determination by Garan to dismiss you for Cause as defined in Annex I to this Employment and Consulting Agreement.  Upon such termination for Cause,
Garan's sole obligation shall be to pay you any Base Compensation and executive employee benefits provided pursuant to Section 2.2 which are earned and unpaid as of the effective date of the termination of your employment.
			3.4.	Death
			Upon your death during the term of this Employment and
Consulting Agreement prior to your becoming Disabled (as defined in Section
3.5.e), this Employment and Consulting Agreement shall terminate, and all obligations of Garan under this Employment and Consulting Agreement shall terminate simultaneously therewith, except that Garan shall pay to your designated beneficiary or beneficiaries, or if no beneficiaries are designated, to your estate, (a) any earned and unpaid Base Compensation and executive employee benefits provided pursuant to Section 2.2 as of the date of your death, within 30 days of your death, (b) any unpaid Annual Bonus determined by the Board in accordance with Section 2.1 prior to the date of your death, within 30 days of your death, (c) in the event that Garan pays a bonus to any senior executive with respect to the Fiscal Year during which your death occurs, a fractional part of your last Annual Bonus determined by the Board in accordance with Section 2.1, equal to the number of months in the Fiscal Year in which your death occurred to and including the month of the date of your death divided by 12, payable at the same time any such bonus is paid to any senior executive, and (d) an amount equal to
150% of the total of your Base Compensation and Annual Bonus as each was last determined by the Board in accordance with Section 2.1 prior to the date of your death, payable in 12 equal monthly installments commencing with the first day of the month following the date of your death.
			3.5.	Disability.
			3.5.a.	In the event you incur a Disability, until
the earlier of the date of your death or the date you become Disabled (as such terms are defined in Section 3.5.e), Garan shall continue to pay to you your Base Compensation as last determined by the Board in accordance with Section 2.1 prior to the date you incurred a Disability and continue your executive employee benefits provided pursuant to Section 2.2. In addition, in the event that Garan pays a bonus to any senior executive with respect to the Fiscal Year during which you incurred a Disability unless otherwise payable in accordance with Section 3.5.b, Garan shall pay to you at the same time any bonus is paid to any senior executive, a fractional part of your last Annual Bonus determined by the Board in accordance with
Section 2.1, equal to the number of months in the Fiscal Year in which you incurred a Disability to and including the months during which you are being paid Base Compensation pursuant to this Section 3.5.a, but not after the month of your death or in which you became Disabled if such event occurs in the Fiscal Year in which you incurred a Disability, divided by
12.
				3.5.b.	If you become Disabled, Garan shall (i)
continue to pay you monthly, regardless of your death after you became
Disabled, until the later of the Term End or 18 months from the date that you became Disabled, but for not more than 36 months, 1/12th of the total of your combined Base Compensation and Annual Bonus, as each was last determined by the Board in accordance with Section 2.1 prior to the date you incurred the Disability, (ii) beginning in the month after the payments pursuant to Section 3.5.a end, for a period of 60 months, pay you an amount equal to 1/12th of 50% of your Annual Consulting Payment determined by the
Board in accordance with Section 4.2 (assuming the Consulting Period commenced on the date you incurred the Disability and you are receiving at least the minimum Annual Consulting Payment) reduced in either case by the gross amount paid by a third party as a result of such Disability under any disability or salary continuation policy or plan, the cost of which is paid by Garan, (iii) pay you any unpaid Annual Bonus determined by the Board in accordance with Section 2.1 prior to the date you became Disabled, within 5 business days of the date you became Disabled, (iv) in the event that Garan pays a bonus to any senior executive with respect to the Fiscal Year during which you became Disabled, pay you at the same time such bonus is paid to any senior executive, a fractional part of your last Annual Bonus determined by the Board in accordance with Section 2.1, equal to the number of months in the Fiscal Year in which you became Disabled to and including the month you became Disabled, not including any months for which you received a fractional part of your Annual Bonus pursuant to Section 3.5.a, divided by 12, and (v) during the periods set forth in Section 3.5.b(i), continue your other executive employee benefits provided pursuant to
Section 2.2 as in effect on the first day that you incurred your
Disability.
			3.5.c.	If you become Disabled, (i) Garan can remove
you from the position that you then hold and (ii) the provisions of
Sections 3.2 and 3.4 shall no longer apply, provided that neither Garan nor you shall be relieved of any other obligations under this Employment and
Consulting Agreement.
			3.5.d.	If you die after incurring a Disability but
prior to becoming Disabled, the provisions of Section 3.4 shall apply in lieu of the provisions of  Section 3.5.b.
			3.5.e.	For purposes of this Section 3.5, Disability
shall mean that you are unable to substantially carry out your obligations under this Employment and Consulting Agreement because of psychological, emotional, or physical reasons, and Disabled shall mean that your
Disability has continued for a period of 90 consecutive days or for an aggregate of 120 days during any period of 360 consecutive days.
			3.6.	Voluntary Termination by You.
				You may give notice to Garan terminating your
employment pursuant to this Section 3.6 at any time.  Such termination of employment shall be effective on a date set by you but not later than 30 days after you give notice of termination to Garan.  In the event of such voluntary termination, Garan shall pay to you (a) any earned but unpaid
Base Compensation and executive employee benefits provided pursuant to
Section 2.2 as of the date of termination, within 5 business days of such date, (b) any unpaid Annual Bonus determined by the Board in accordance with Section 2.1 prior to your termination, within 5 business days of such date, and (c) in the event that Garan pays a bonus to any senior executive with respect to the Fiscal Year during which such termination occurs, a fractional part of your last Annual Bonus determined by the Board in accordance with Section 2.1, equal to the number of months in the Fiscal
Year in which such termination occurred to and including the month of your termination divided by 12, payable at the same time such bonus is paid to any senior executive.  In addition, Garan shall use its best efforts to provide to you and your dependents until your death major medical health insurance coverage substantially similar to the coverage it presently provides to its retired officers or directors who have completed 15 years or more of service.
			3.7.	Automobile.
			Within 30 days following the last day that you render
services as an employee or consultant to Garan under this Employment and
Consulting Agreement, the date of your death, or the date on which you became Disabled, you or your estate shall have the right to elect to purchase from Garan the automobile then owned and supplied to you by Garan, if any, at the value thereof on Garan's books at such time.  Payment shall be made in cash on or before the 30th day after you make such election.
		4. 	Consulting Services.
			4.1.	Consulting Term.
				Commencing with the date after (a) any voluntary
termination by you of your employment pursuant to Section 3.1.a or otherwise or (b) the Term End, and ending 5 years thereafter ("Consulting
Term"), Garan shall retain you to render to it services of an advisory or consultative nature relating to your prior duties during your employment pursuant to this Employment and Consulting Agreement so that Garan may have the benefit of the experience, knowledge, and contacts gained by you as an officer and director of Garan.  You agree to render to Garan such services if and when called upon in writing in advance by not less than 3 business days by Garan at such time or times as may be mutually agreed by Garan and you, by telephone, letter, or in person, provided that: (i) you are not temporarily more than 100 miles out of New York City at the date such notice is given to you at your New York City residence, (ii) you only shall be obliged to devote an aggregate of 20 hours in any monthly period during the period of your retention as a consultant under this Employment and
Consulting Agreement to the rendering of such services, (iii) you are reimbursed for all reasonable expenses incurred in the performance of such services, including but not limited to, transportation, secretarial, and office expenses, (iv) you shall not be obliged to travel to render such services outside of the Metropolitan New York City area, and (v) your failure to render such services due to prior engagements, vacations, holidays or the like, or your inability to render such services due to psychological, emotional, or physical reasons, shall not affect your right to receive your Annual Consulting Payment under this Employment and
Consulting Agreement.
			4.2.	Compensation.
			During the Consulting Term, Garan shall (i) pay to you
compensation in each 12 month period ("Annual Consulting Payment") in an amount determined by the Board but not less than 66-2/3% of the greater of
(x) the total of your Base Compensation plus your Annual Bonus as each was last determined by the Board in accordance with Section 2.1 prior to the
Consulting Term and (y) the total of your Base Compensation in the last
Fiscal Year of Garan in which you were employed as an employee under this
Employment and Consulting Agreement plus the average of your 2 Annual
Bonuses as each was last determined by the Board in accordance with Section
2.1, (ii) continue to provide you with executive employee benefits pursuant to Section 2.2, or alternatively provide you with life insurance, medical reimbursement, disability, and accidental death and dismemberment benefit coverage at levels no less favorable than those in effect for you pursuant to Section 2.2 on the date of termination of your employment, and (iii)
maintain a life insurance policy on your life payable to your designated beneficiary or beneficiaries in the principal amount of not less than
$1,000,000.
			4.3.	Termination by Garan Other Than for Cause.
				If Garan terminates your consultancy prior to the
expiration of the Consulting Term for any reason other than Cause as defined in Annex I to this Employment and Consulting Agreement, Garan shall pay you an amount equal to 3 times your Annual Consulting Payment as last determined by the Board in accordance with Section 4.2 prior to such termination.  Such amount shall be payable in cash, one-half within 5 business days of the effective date of termination or last day of the
Consulting Term and the balance, without interest, on the first anniversary of the initial payment.
			4.4.	Termination by Garan for Cause.
			Garan shall have the right to terminate your consultancy
under this Employment and Consulting Agreement at any time upon a determination by Garan to dismiss you for Cause as defined in Annex I to this Employment and Consulting Agreement.  Upon such termination for Cause,
Garan's sole obligation shall be to pay you any Annual Consulting Payment and executive employee benefits provided pursuant to Section 4.2 which are earned and unpaid, as of the effective date of the termination of your consultancy.
			4.5.	Death.
		Upon your death during the Consulting Term, your consultancy under this Employment and Consulting Agreement shall terminate, and all obligations of Garan under this Employment and Consulting Agreement shall terminate simultaneously therewith, except that Garan shall pay to your designated beneficiary or beneficiaries, or if no beneficiaries are designated, then to your estate, (i) any Annual Consulting Payment and executive employee benefits pursuant to Section 4.2 earned and unpaid as of the date of your death, within 30 days of your death and (ii) an amount equal to 150% of your Annual Consulting Payment at the date of your death as last determined by the Board in accordance with Section 4.2 prior to the date of your death in 12 equal monthly installments commencing with the first day of the month following the date of your death.
			4.6.	Disability.
			4.6.a.	In the event of your Disability, as defined
in Section 3.5.e, during the Consulting Term, except as otherwise provided in Section 4.6.b, Garan shall (i) continue to pay you monthly on and after the date you incurred the Disability, until the end of the Consulting Term, an amount equal to 1/12th of 50% of your Annual Consulting Payment as last determined by the Board in accordance with Section 4.2 prior to the date you incurred the Disability reduced by the gross amount paid by a third party as a result of such Disability under any disability policy or plan, the cost of which is paid by Garan, and (ii) during the period set forth in
Section 4.6.(a)(i), continue your other executive employee benefits provided pursuant to Section 4.2 as in effect on the first day that you incurred your Disability.
			4.6.b.	If you die after incurring a Disability but
prior to the end of the Consulting Term, the provisions of Section 4.5 shall apply in lieu of the provisions of this Section 4.6.
			4.7 	Voluntary Termination by You during Consulting Term.
				You may give notice to Garan terminating your
consultancy pursuant to this Section 4.7 at any time during the Consulting
Term.  Such termination shall be effective on a date set by you but not later than 30 days after you give notice of termination to Garan.  In the event of such voluntary termination, Garan shall pay to you any earned but unpaid Annual Consulting Payment and executive employee benefits provided pursuant to Section 4.2.  In addition, Garan shall use its best efforts to provide to you and your dependents until your death major medical health insurance coverage substantially similar to the coverage it presently provides to its retired officers or directors who have completed 15 years or more of service.
		5.	Trade Secrets, Non-Disclosure, Non-Competition, Non-
Interference, and Non-Disparagement.
			5.1.	Trade Secrets.
				You acknowledge that: (a) your employment by Garan
throughout the term of this Employment and Consulting Agreement and prior thereto will bring and has brought you into close contact with many confidential affairs of Garan, (b) the business of Garan is conducted throughout the United States and abroad and competes with similar businesses of other organizations, (c) Garan carries on substantial promotional, marketing, sales and/or manufacturing activities throughout the United States and abroad, and (d) the covenants contained in Sections
5.2 and 5.3 of this Employment and Consulting Agreement are specific inducements by you to Garan in connection with its execution of this
Employment and Consulting Agreement.
			5.2.	Non-Disclosure and Non-Competition.
			In recognition of the provisions of Section 5.1 and as
consideration for your continued employment by Garan, the payment by Garan to you of compensation, and Garan providing you with employee benefits, you agree that:
			5.2.a.	While you are performing services for Garan
pursuant to this Employment and Consulting Agreement, and at all times thereafter, you shall not disclose, communicate, or divulge to any person
(other than to officers, directors, or employees of Garan and its subsidiaries whose duties require such knowledge) or use for your personal benefit or for the benefit of anyone other than Garan and its subsidiaries, any trade secrets, specifications, sales, merchandising, or manufacturing plans, manufacturing methods, programs, research, or other confidential information employed in or proposed to be employed in the business of Garan and its subsidiaries which comes to or came to your knowledge in the course of or by reason of your employment by Garan, or your performance under this
Employment and Consulting Agreement.
			5.2.b.	In the event that (i) your employment or
consultancy pursuant to this Employment and Consulting Agreement is terminated by Garan pursuant to Section 3.2, 3.3, 4.3, or 4.4, (ii) you terminate your employment or consultancy prior to the Term End pursuant to
Section 3.6 or 4.7, or (iii) the term of this Employment and Consulting
Agreement ends, for so long as Garan continues to pay you in accordance with its payroll practices, but for not more than the 12 month period beginning on the last day you render services to Garan, compensation if you were an employee at an annual rate equal to the greater of (x) the total of your Base Compensation in effect on the last day that you render services to Garan plus your Annual Bonus as each was last determined by the Board in accordance with Section 2.1, or (y) the total of 12 times your average monthly Base Compensation in the 24 month period ending on the last day that you render services to Garan plus the average of your 2 Annual Bonuses as each was last determined by the Board in accordance with Section 2.1, or compensation if you were a consultant at an annual rate equal to your
Annual Consulting Payment, you shall not directly or indirectly, enter into or in any manner take part as an employee, agent, independent contractor, consultant, owner, sole proprietor, partner, joint venturer, member, officer, director, or shareholder or take part in any other capacity in, for, or with any person, firm, corporation, association, or business enter-
prise, or in any manner render any assistance to any business or endeavor whose business activities are the same, similar to, or competitive with any part of the business which is conducted by Garan and its subsidiaries during the course of your employment by Garan prior to and pursuant to this
Employment and Consulting Agreement in any state in the United States and in any territory, possession, or foreign country, provided that the provisions of this Section 5.2.b shall not preclude you from ownership, as an investor, of less than 5% of the stock of a publicly owned company which engages in such business activities.  The provisions of this Section 5.2.b may not be invoked by Garan if Garan terminates your employment upon or within 12 months after a Change of Control Event unless the Change in
Control Event is a result of a completed "management buyout" of Garan in which you participate as an equity investor.  In the event Garan determines to pay you for part or all of the 12 month period referred to above, it shall do so for minimum periods of 3 months, and it shall give you notice that it is invoking the provisions of this Section 5.2.b and that it will compensate you accordingly.  Such initial notice shall be given together with the notice of termination referred to in Section 3.2 or 3.3, or within
15 business days after receipt by Garan of your termination of employment pursuant to Section 3.6 or 4.7, or 15 days prior to the end of the term of this Employment and Consulting Agreement, and, thereafter, not later than
15 days prior to the beginning of each subsequent 3 month period.
			5.3.	Non-Interference.
			Upon the termination of your services for Garan under
this Employment and Consulting Agreement, until the 1 year anniversary date of the last day that you render services pursuant to this Employment and
Consulting Agreement, neither you nor any person, firm, corporation, association, or business enterprise with which you are affiliated as an employee, agent, independent contractor, consultant, partner, joint venturer, member, officer, director, or shareholder shall directly or indirectly induce or attempt to induce any employee of Garan or any of its subsidiaries to terminate or alter his or her employment relationship with
Garan or any of its subsidiaries, or directly or indirectly hire any person who is or had been employed by Garan or any of its subsidiaries within 12 months of the last day you render services pursuant to this Employment and
Consulting Agreement.  The provisions of this Section 5.3 may not be invoked by Garan if you terminate your employment pursuant to Section 3.1.a or Garan terminates your employment or consultancy upon or within 12 months after a Change of Control Event.
			5.4.	Non-Disparagement.
				During the Employment Term, Consulting Term, and
thereafter, (a) you shall not directly or indirectly, disparage the name, reputation, or products of Garan and (b) Garan shall not, directly or indirectly, disparage your name or reputation.
			5.5.	Additional Provisions.
			5.5.a.	In the event that the provisions of Section
5.2, 5.3, or 5.4 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, any court of competent jurisdiction or the
Arbitrator appointed in accordance with Section 6 is hereby authorized, requested, and instructed to reform such section consistent with the intent of Section 5.2, 5.3, or 5.4 to provide for the maximum restraints upon (i)
your activities (including, but not limited to, time, geographic area, employee solicitation, and disparagement) and (ii) with respect to Section
5.4, Garan's activities, which may then be legal and valid.
			5.5.b.	You and Garan agree that violation by you of
the provisions of Section 5.1, 5.2, 5.3, or 5.4 or by Garan of the
provisions of Section 5.4 will cause irreparable injury to the other for which any remedy at law would be inadequate, and that the injured party shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with Section 6, whichever forum is designated by the injured party, to temporary, preliminary, permanent, and other injunctive relief against any breach of the provisions contained in such section, and such punitive and compensatory damages as shall be awarded.
Further, in the event of a violation by you of the provisions of Section
5.1, 5.2, or 5.3, (i) the period of non-disclosure, non-competition, and employee non-interference referred to therein shall be extended for a period of time equal to that period beginning on the date when such violation commenced and ending when the activities constituting that violation shall be finally terminated, and (ii) Garan shall have the right to suspend your compensation and benefits and payments made pursuant to
Section 5.2.b until the activities constituting that violation shall be finally terminated.
		6.	Arbitration and Jurisdiction.
			6.1.	Arbitration.
			Except as otherwise alternatively provided in Section
5.5 relating to the reformation of the non-disclosure, non-competition, employee non-interference, and non-disparagement provisions and obtaining injunctive relief, any controversy or claim arising out of or relating to this Employment and Consulting Agreement, or the breach thereof, shall be settled by arbitration by one Arbitrator in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.
			6.2.	Consent to Jurisdiction.
				Each of you and Garan hereby consents to the
jurisdiction of the Supreme Court of the State of New York for the County
of New York and the United States District Court for the Southern District
of New York for all purposes in connection with (a) the arbitration referred to in Section 6.1 and (b) this Employment and Consulting
Agreement, and further consents that any process or notice of motion in connection therewith may be served by certified or registered mail or by personal service in accordance with the provisions of Section 7, within or without the State of New York, provided a reasonable time for appearance is allowed.
		7.	Notice.
		All notices provided for in this Employment and Consulting
Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, and by regular mail, both with postage prepaid, to the addresses set forth below, or personally delivered, and shall be deemed given when sent.
The addresses referred to above are:

Your address:	791 Park Avenue
New York, New York 10021

Garan:	350 Fifth Avenue
New York, New York 10118
Attn: President

With a copy to:	Tannenbaum Dubin & Robinson, LLP
1140 Avenue of the Americas
New York, New York 10036
Attn: Marvin S. Robinson, Esq.

Either you or Garan at any time may give notice of another address in accordance with the provisions of this Section 7.
8.	Governing Law, Amendment, and Binding Effect.
8.1	This Employment and Consulting Agreement (a) shall be
governed by and construed in accordance with the laws of the State of New York as if it were an agreement made and to be performed entirely within such State, (b) may not be modified or amended except by a writing signed by each of Garan or its successors and you, (c) may not be assigned by Garan except as provided in Section 8.2 or by you, (d) shall be binding upon each of Garan and its successors and you and your distributees, per-sonal representatives, executors, and administrators, and (e) contains the entire agreement and understanding between Garan and you with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings, written or oral, between Garan and you with respect to the subject matter of this Employment and Consulting Agreement.
8.2	If Garan shall be merged into or consolidated with
another entity, or another entity acquires substantially all of the assets of Garan, the provisions of this Employment and Consulting Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation or acquiring such assets.
Garan will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Garan, by an agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Employment and Consulting Agreement in the same manner and to the same extent that Garan would be required to perform it if no such succession had taken place. The provisions of the prior sentences also shall apply in the event of any subsequent mergers, consolidations, or transfers of assets.
9.	Withholding and Mitigation of Damages.
9.1.	Garan, to the extent permitted by law, shall have the
right to deduct from any payment or benefit of any kind otherwise due to you under this Employment and Consulting Agreement, any Federal, state, or local taxes of any kind required to be withheld.
9.2.	Except as provided in Sections 3.5.b and 4.6.a, all
payments and benefits to which you are entitled under this Employment and Consulting Agreement shall be made and provided without offset, deduction, or mitigation on account of income you may receive from other employment or otherwise.
10.	Litigation Expenses.
Garan shall pay all of your costs and expenses, including attorneys' fees and disbursements, in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by Garan or you, relating to the interpretation or enforcement of any provision of this Employment and Consulting Agreement.
If the foregoing correctly sets forth our agreement, please execute and return the enclosed copy of this letter.
Sincerely,

GARAN, INCORPORATED


/S/ JERALD KAMIEL
Jerald Kamiel, President
ACCEPTED AND AGREED:


/S/ SEYMOUR LICHTENSTEIN
Seymour Lichtenstein



	ANNEX I
	CERTAIN DEFINITIONS
As used in this Employment and Consulting Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
"Cause" means willful and gross misconduct on your part that is materially and demonstrably detrimental to Garan or the commission by you of one or more acts which constitute an indictable crime under Federal, state, or local law, as determined in good faith by a written resolution duly adopted by the affirmative vote of a majority of all of the directors then serving on Garan's Board of Directors at a meeting duly called and held for that purpose after reasonable notice to you and opportunity for you and your counsel to be heard.
"Change of Control Event" means any one of the following:
(a) Continuing Directors no longer constitute at least a majority of Garan's Board of Directors, (b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, become the beneficial owner, directly or indirectly, of at least 40% of Garan's then outstanding Common Stock, (c) the approval by Garan's shareholders of the merger or consolidation of Garan with any other corporation, the sale of substantially all of the assets of Garan or the liquidation or dissolution of Garan, unless, in the case of a merger or consolidation, the incumbent Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors, or (d) at least a majority of the incumbent Continuing Directors in office immediately prior to any other action proposed to be taken by Garan's shareholders or by Garan's Board of Directors determines that such proposed action, if taken, would constitute a Change of Control of Garan and such proposed action is thereafter taken.
"Continuing Director" means any individual who is a member of Garan's
Board of Directors on May 1, 2001, or who thereafter is designated (before such person's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.